Exhibit 1.1

Execution Version

13,000,000

Regal Entertainment Group

Class A Common Stock

UNDERWRITING AGREEMENT

August 2, 2016

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Dear Sirs:

1. Introductory.  The stockholders named in Schedule I hereto (“Selling Stockholders”), propose to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated as underwriter (the “Underwriter”) 13,000,000 outstanding shares (“Firm Securities” or “Offered Securities”) of the Class A Common Stock, par value $0.001 per share (“Securities”) of Regal Entertainment Group, a Delaware corporation (“Company”).  The Company and the Selling Stockholders hereby agree with the Underwriter as follows:

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i)            The Company has filed with the Commission a registration statement on Form S-3 (No. 333-206656), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:10 a.m. (Eastern time) on August 3, 2016.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Date” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified on Schedule II hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes- Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Subsidiary” with respect to any person means (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more subsidiaries of such person or by one or more subsidiaries of such person, and (2) any other person (other than a corporation) in which such person, one or more subsidiaries of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such person or a subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has a majority ownership interest.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)           (A)(w) At the time the Registration Statement initially became effective, (x) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (y) on the Effective Date relating to the Offered Securities and (z) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) (x) on its date, (y) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (z) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter or the Selling Stockholders, if any, specifically for use therein, it being understood and agreed that the only such information is that described in Section 8 of this Agreement.

(iii)          (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(iv)          The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriter, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective date of the Registration Statement.

(v)           The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Underwriter, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Underwriter, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Underwriter of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(vi)          The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(vii) (A)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(viii)        As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the base prospectus contained in the Registration Statement of the Applicable

Time, the other information, if any, stated in Schedule II, the press release included on Schedule II.A and any other documents listed or disclosures stated in a schedule to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter or the Selling Stockholders, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in, respectively, Section 8(c) and Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement,  the Annual Report on Form 10-K of the Company most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(ix)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Underwriter and the Selling Stockholders and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(x)           The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with all requisite power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation  in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or materially and adversely affect the ability of the Company to perform its obligations hereunder, or otherwise affect the validity of the Offered Securities or otherwise be material in the context of the Offered Securities (“Material Adverse Effect”).

(xi)          Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization with all power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to be so incorporated or organized and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business organization, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and, in the case of each subsidiary that is a corporation, validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock or other ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(xii)         (A) The Firm Securities, on the Closing Date, will be, and (B) all other outstanding shares of capital stock of the Company have been, duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the General Disclosure Package.

(xiii)        Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions related to the Offered Securities.

(xiv)        Other than the Amended and Restated Stockholders Agreement, dated as of May 14, 2002, by and among the Company and the stockholders listed therein, there are no contracts, agreements or understandings between the

Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xv)         The Offered Securities have been approved for listing on The New York Stock Exchange subject to notice of issuance.

(xvi)        No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except as have been obtained, or made and such as may be required under state securities laws.

(xvii)       The execution, delivery and performance of this Agreement, and the sale of the Offered Securities and compliance with the terms of the provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries of the Company or any of their properties, (B) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or (C) the charter or by-laws or similar governing documents of the Company or any such subsidiary, except in the case of a breach, violation, or default described in clause (A) or (B) above that would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(xviii)      This Agreement has been duly authorized, executed and delivered by the Company.

(xix)        Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect.

(xx)         The Company and its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi)        Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws or other similar governing documents or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of a default described in clause (B) above that, individually or in the aggregate, would not have a Material Adverse Effect.

(xxii)       No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)      The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiv)     Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxv)      (A) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(xxvi)     The financial statements of the Company, together with the related schedules and notes, included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related schedules and notes have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis.

(xxvii)    Except as disclosed in the General Disclosure Package, since December 31, 2015, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company or any of its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxviii)   Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of it has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xxix)     The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxx)      The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.

(xxxi)     No “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.

(xxxii)    All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects.  All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP.  There are no material Tax assessments proposed in writing against the Company or any of its subsidiaries.  To the Company’s knowledge, the accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the terms “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(xxxiii)   Neither the Company nor any of its affiliates (other than any Underwriter, as to which the Company makes no representation), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Securities in violation of Regulation M under the Exchange Act.

(xxxiv)   KPMG LLP are independent public auditors as required by the Act and the Rules and Regulations thereof.  Except as set forth in the General Disclosure Package, the Company and its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance, in all material respects, with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company has adopted and applies corporate governance guidelines.  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect.

(xxxv)    [Reserved.]

(xxxvi)   The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries (A) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (B) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

(xxxvii)  The authorized, issued and outstanding Class A common stock and Class B common stock of the Company as of July 29, 2016, was as set forth in the General Disclosure Package (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package or pursuant to the exercise of convertible securities, options or warrants referred to in the General Disclosure Package).

(xxxviii) Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (taken as a whole), except in each case as described in the General Disclosure Package.

(xxxix)   The industry, statistical and market-related data included or incorporated by reference in the Registration Statement a Statutory Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

(xl)          None of the Company or any of its affiliates has, either alone or with one or more other persons, taken any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xli)         The Company and its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xlii)        The statements (i) in the General Disclosure Package and the Final Prospectus under the headings “US Federal Income Tax Considerations for Non-US Holders,” “Description of Debt Securities,” “Description of Capital Stock,” and “Description of Other Securities” and (ii) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the caption “Part I, Item 3—Legal Proceedings” and in Note 8—“Litigation and Contingencies” to the consolidated financial statements included in Part II, Item 8 of such Form 10-K, together with the statements in Note 7—“Commitments and Contingencies” to the unaudited condensed consolidated financial statements included in Part I, Item 1 of Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize in all material respects such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xliii)       Each of the Company, its subsidiaries, any of their respective officers, directors, supervisors, managers, agents, or employees and to the knowledge of the Company, its controlled affiliates, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(b)           Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(i)            Such Selling Stockholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholders on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on the Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the Closing Date.

(ii)           (A) (y) On the Effective Date relating to the Offered Securities and (z) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) (x) on its date, (y) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (z) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The two preceding sentences apply only to such Selling Stockholder to the extent that any statements in or omissions from a Registration Statement or the Final Prospectus or the General Disclosure Package are made in reliance on and in conformity with written information relating to such Selling

Stockholder furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the Selling Stockholder’s name, number of shares of the Company’s Class A Common Stock held by such Selling Stockholder before and after the offering (excluding any percentages) and its plan to sell the Offered Securities pursuant to this Agreement as set forth in the General Disclosure Package and the Final Prospectus under the caption “Selling Stockholders.”

(iii)          Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions related to the Offered Securities.

(iv)          Such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Firm Securities to be sold by such Selling Stockholder hereunder.

(v)           The sale of the Firm Securities to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or other similar organization documents of such Selling Stockholder if such Selling Stockholder is not a natural person, corporation or partnership or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except, in the case of (A) and (C), as would not, individually or in the aggregate, affect the validity of the Firm Securities to be sold by such Selling Stockholders or reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Firm Securities to be sold by such Selling Stockholder hereunder, except the registration under the Act and the Exchange Act of the Securities, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may have already been obtained or may be required under state securities or blue sky laws in connection with the purchase and distribution of the Firm Securities by the Underwriter or the rules of the New York Stock Exchange.

(vi)          Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the General Disclosure Package to sell its Firm Securities pursuant to this Agreement.

(vii)         This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

3. Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders agree to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price of $21.60 per share, the numbers of shares of Firm Securities indicated in Schedule I hereto.

The Selling Stockholders will deliver the Firm Securities to the Underwriter for the accounts of the Underwriter, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholders, at the office of Hogan Lovells US LLP, One Tabor Center, 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202, at 10:00 A.M., New York time, on August 8, 2016, or at such other time not later than seven full business days thereafter as the Underwriter and the Selling Stockholders determine, such time being herein referred to as the “Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office of Hogan Lovells US LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Free Writing Prospectuses.

(a)           The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Certain Agreements of the Company and the Selling Stockholders.

(a) The Company agrees with the Underwriter and the Selling Stockholders that:

(i)            The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(7) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.  The Company has complied and will comply with Rule 433.

(ii)           The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of (A) the filing of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon the request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)          As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158.  For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

(v)           The Company will furnish to the Underwriter copies of the Registration Statement including all exhibits, any Statutory Prospectus relating to the Offered Securities, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter requests.  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(vi)          The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to arrange for qualification of the Offered Securities in any jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or to execute a general consent to service of process in order to effect such qualification of the Offered Securities.

(vii)         During the period of three years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (B) from time to time, such other publicly available information concerning the Company as the Underwriter may reasonably request.  However, as long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriter.

(viii)        The Company agrees with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders (except as set forth in Section 6(b)(1) below) under this Agreement, including for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing the Final Prospectus (including any amendments and supplements thereto).

(b) Each of the Selling Stockholders agrees, severally and not jointly, with the Underwriter and the Company that:

(i)            It shall pay all transfer taxes on the sale by such Selling Stockholder of the Offered Securities to the Underwriter.  Each Selling Stockholder will pay all underwriting discounts and commissions with respect to the Offered Securities sold by such Selling Stockholder.

7. Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Firm Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)           The Underwriter shall have received a letter, dated the date of delivery hereof and the Closing Date, of KPMG LLP, auditors to the Company, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and stating to the effect that:

(i)            in their opinion the audited consolidated financial statements and schedules and any summary of earnings examined by them and included in the Final Prospectus and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii)           with respect to period(s) covered by any unaudited quarterly consolidated financial statements included in the Registration Statement and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on those unaudited quarterly consolidated financial statements (including the notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement and the General Disclosure Package, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether those unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) and any supplementary summary unaudited financial information of the Company and its consolidated subsidiaries made available by the Company and the minutes of the meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:

(A)          the unaudited financial statements, if any, and any summary of earnings included in the Registration Statement or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to such unaudited quarterly consolidated financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

(B)          with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package, at a specified date at the end of the most recent month, there was any change in the capital stock or there were any increases in the short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries, or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenue or net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur;

(iii)          with respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there was any change to the capital stock or there were any increases in the short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries, or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net revenues or net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statement, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

(b)           The Underwriter shall have received a letter, dated the date of delivery hereof and the Closing Date, of Deloitte LLP, auditors to National CineMedia, LLC, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws in form and substance reasonably satisfactory to the Underwriter.

All financial statements and schedules included in material incorporated by reference into the Registration Statement or the General Disclosure Package shall be deemed included in the Registration Statement or the General Disclosure Package for purposes of this subsection.

(c)           The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement.  Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholders, the Company or any Underwriter, shall be contemplated by the Commission.

(d)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other) business , properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)           The Underwriter shall have received an opinion and negative assurance letter, dated such Closing Date, of Hogan Lovells US LLP, counsel for the Company, substantially in form and substance reasonably satisfactory to the Underwriter.

(f)            The Underwriter shall have received an opinion, dated such Closing Date, of Peter Brandow, General Counsel to the Company, substantially in form and substance reasonably satisfactory to the Underwriter.

(g)           The Underwriter shall have received an opinion, dated such Closing Date, of Freshfields Bruckhaus Deringer US LLP, counsel for the Selling Stockholders, substantially in form and substance reasonably satisfactory to the Underwriter.

(h)           The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, (A) such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require and (B) a negative assurance letter; and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(i)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and the Selling Stockholders, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)            The Underwriter shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties that are already qualified as to materiality, in which case such representations and warranties shall be true in all respects); the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other) business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or contemplated by the General Disclosure Package and that the industry, statistical and market-related data included in the General Disclosure Package and Final Prospectus has been reviewed by such person and, subject to the risks and limitations described in the General Disclosure Package, to the best knowledge of such person, is based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

(k)           The Underwriter shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(l)            The Selling Stockholders shall deliver to the Underwriter a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Selling Stockholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.  The Underwriter may waive compliance with any conditions to the obligations of the Underwriter hereunder.

8. Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing

Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein, or Selling Stockholder Information, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b)           Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that such Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon and in conformity with written information provided by such Selling Stockholders relating to such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of such Selling Stockholder’s name, number of shares of the Company’s Class A Common Stock held by such Selling Stockholder before and after the offering and its plan to sell Offered Securities pursuant to this Agreement as set forth in the General Disclosure Package and the Final Prospectus under the caption “Selling Stockholders” (the “Selling Stockholder Information”); and provided, however, that the liability under this Section 8 of such Selling Stockholder shall be limited to an amount equal to the net proceeds (after deducting underwriter discounts and commissions, but before deducting any expenses for transfer taxes) received by such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder hereunder.

(c)           The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholders and each person, if any, who controls the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, based on any such untrue statement or omission or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information contained in the 7th and 9th paragraphs under the caption “Underwriting.”

(d)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however, that the liability under this Section 8 of any Selling Stockholder shall be limited to an amount equal to the net proceeds to such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholders hereunder.  The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Each Selling

Stockholders shall have no obligation to contribute pursuant to this Section 8 unless such Selling Stockholder would otherwise have been required to provide indemnification with respect to such loss, claim, damage or liability.  In addition, in no case shall any Selling Shareholder be required to provide indemnification and/or contribution pursuant to this Section 8 in an amount greater than the net proceeds received by such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder hereunder.

(f)            The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act.

9. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 6 and the respective obligations of the Company, the Selling Stockholders, and the Underwriter pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.  If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Underwriter for all out-of- pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices.  All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile:  (646) 855 3073, Attention:  Syndicate Department, with a copy to: Facsimile:  (212) 230-8730, Attention:  ECM Legal or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7132 Regal Lane, Knoxville, Tennessee 37918, Attention: General Counsel, with a copy to Keith Trammell, at Hogan Lovells US LLP, One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202; or, if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to The Anschutz Corporation, Anschutz Family Investment Company LLC and AFIC II LLC, c/o Scott T. Carpenter, Tomas G. Kundert, 555 17th Street, Suite 2400, Denver, CO 80202, with a copy to Peter Lyons, Freshfields Bruckhaus Deringer US LLP, 601 Lexington Ave, New York, New York 10022; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Underwriter.

11. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

12. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship.  The Company and the Selling Stockholders each acknowledge and agree that:

(a)           The Underwriter has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholders on other matters.

(b)           The price of the Offered Securities set forth in this Agreement was established by the Selling Stockholders following discussions and arms-length negotiations with the Underwriter, and the Company and the Selling Stockholders are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)           The Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship.

(d)           The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or the Selling Stockholders.

14. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[signature page follows]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the Underwriter in accordance with its terms.

Very truly yours,

REGAL ENTERTAINMENT GROUP

		By:	/s/ David H. Ownby
		Name:	David H. Ownby
		Title:	Executive Vice President and Chief Financial Officer

THE ANSCHUTZ CORPORATION

		By:	/s/ Cannon Y. Harvey
		Name:	Cannon Y. Harvey
		Title:	President

ANSCHUTZ FAMILY INVESTMENT COMPANY LLC

		By:	/s/ Scott T. Carpenter
		Name:	Scott T. Carpenter
		Title:	Vice President

AFIC II LLC

		By:	/s/ Robert M. Swysgood
		Name:	Robert M. Swysgood
		Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Daniel Kelly
Name:	Daniel Kelly
Title:	Managing Director

Schedule I

Total Number of Firm Securities to be Sold

The Selling Stockholders:
The Anschutz Corporation (a)	6,860,584
Anschutz Family Investment Company LLC(a)	5,839,416
AFIC II LLC (a)	300,000
Total	13,000,000

(a)         This Selling Stockholder is represented by Freshfields Bruckhaus Deringer US LLP.

Schedule II

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The Selling Stockholders are selling 13,000,000 Firm Securities. As to each investor, the price per share for the Firm Securities shall be the price paid by such investor.

Schedule II.A

Press Release

2

Schedule III

Persons Delivering Lock-up Agreements

1. The Anschutz Corporation

2. Anschutz Family Investment Company LLC

3. AFIC II LLC

Exhibit A

[FORM OF LOCK-UP AGREEMENT]

Regal Entertainment Group

Lock-up Agreement

August [•], 2016

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Re: Regal Entertainment Group – Lock-Up Agreement

Ladies and Gentleman:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Regal Entertainment Group, a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule I to the Underwriting Agreement (the “Selling Stockholders”), providing for the secondary offering (“Offering”) by the Underwriter of shares (the “Shares”) of the Class A common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriter to participate in the Offering, the undersigned hereby agrees that, for so long as the undersigned is an employee or director of the Company or would be required to report a disposition under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (but in any case for no longer than the restricted period or any extension thereof), without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending 60 days (the “restricted period”) after the date of the final prospectus supplement relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock by bona fide gift, will or intestacy, (c) distributions of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members or stockholders of the undersigned and partnerships or limited liability companies for the benefit of the immediate family of the undersigned and the partners and members of which are only the undersigned and the immediate family of the undersigned, (d) distributions of shares of Common Stock or any security convertible into Common

Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (e) dispositions of shares of Common Stock to the Company (A) solely to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock, the vesting of restricted shares of Common Stock, or the settling of restricted stock, provided that in the related Form 4 the undersigned notes in a footnote that such transfer was undertaken solely to satisfy tax withholding obligations or (B) in connection with the rights of the Company to cause the undersigned to sell shares of Common Stock in effect on the date hereof, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the restricted period and no filing or other public announcement shall be required or shall be voluntarily made during the restricted period (as the same may be extended as provided herein) by the undersigned or the Company as a result of the establishment of any such plan, (g) the transfer of shares of Common Stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect as of, and only shares scheduled for sale thereunder on, November 3, 2015, (h) the transfer of shares of Common Stock in an aggregate amount not to exceed, together with all shares of Common Stock transferred by the Company’s executive officers and directors subject to a “lock-up” in connection with the Offering, 150,000 shares of Common Stock (which aggregate amount shall not be deemed to include transfers of shares of Common Stock by any such directors or executive officers in reliance upon any other clause hereof), (i) cashless exercises of options pursuant to the Company’s Officers’ Rollover Stock Plan or Amended and Restated Equity Incentive Plan, provided that the shares of Common Stock issued to and retained by the undersigned as a result thereof shall be subject to this agreement or (j) transfers of shares of Common Stock or any security convertible into Common Stock to a tax-exempt non-profit organization (but, for the avoidance of doubt, in an aggregate amount not to exceed, together with sales by the undersigned during any 90-day period, the volume permitted to be sold by the undersigned pursuant to Rule 144(e) of the Securities Act of 1933, as amended) and provided that such transfers shall not be voluntarily reported on a Form 4; provided, that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (1) each donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period (other than a Form 5).  For the purposes of this agreement, “immediate family” shall include any spouse, or any lineal ancestor or descendent, niece, nephew, adopted child, or sibling of him or her or of such spouse, niece, nephew or adopted child. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending upon expiration of the restricted period (as the same may be extended as provided herein), make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)